UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 14, 2011

CHINA EDUCATION ALLIANCE, INC.
 (Exact name of registrant as specified in its charter)

North Carolina	001-34386	56-2012361
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

58 Heng Shan Road, Kun Lun Shopping Mall Harbin, People’s Republic of China	150090
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 86-451-8233-5794

Copies to:
Benjamin Tan, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 14, 2011, China Education Alliance, Inc. (the “Company”) entered into a Share Transfer Agreement (the “Agreement”) with the shareholder (the “Shareholder”) of Harbin Tianlang Culture and Education School (“Tianlang”), a tutoring school with 5,000 current students, based in Harbin, People’s Republic of China.

Pursuant to the Agreement, the Company agreed to purchase 60% of the equity interests of Tianlang for RMB 35 million (approximately $5.3 million). The Shareholder and the Company also agreed to provide RMB 2 million (approximately $0.3 million) and RMB 3 million (approximately 0.5 million) as working capital for Tianlang, respectively. The purchase price shall be paid as follows: RMB 1,000,000 (approximately $0.2 million) to be paid within three business days after the execution of the Agreement, RMB 6,550,000 (approximately $1 million) to be paid within two business days after completion of due diligence and the remaining purchase price to be paid upon completion of relevant procedures to effect the share transfer. In addition, after the execution of the Agreement, Tianlong shall establish a new board of directors with five directors, of which three directors shall be appointed by the Company and two directors shall be appointed by the Shareholder.

The foregoing description of the principal terms of the Agreement is a general description only, does not purport to be complete, and is qualified in its entirety by reference to the terms of the Agreement attached hereto as Exhibit 10.1, which is incorporated herein by this reference.

Item 8.01.	Other Events

On March 16, 2011, the Company issued a press release announcing the Agreement.  A copy of the press release is being annexed hereto as Exhibit 99.1.

On March 16, 2011, the Company issued a press release announcing the Company’s fourth quarter and full year 2010 results.  A copy of the press release is being annexed hereto as Exhibit 99.2.

The information in this Item 8.01, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and shall not be incorporated by reference in any registration statement or other document filed under the Securities Act or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filings, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits
10.1	Translation of Share Transfer Agreement, dated March 14, 2011, between the Company and the shareholder of Harbin Tianlang Culture and Education School
99.1	Press Release, dated March 16, 2011, issued by China Education Alliance, Inc.
99.2	Press Release, dated March 16, 2011, issued by China Education Alliance, Inc.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA EDUCATION ALLIANCE, INC.

Dated: March 17, 2011	By:	/s/ Xiqun Yu
	Name:	Xiqun Yu
	Title:	Chief Executive Officer